Exhibit 99.1

VerifyMe announces extension of Share Repurchase Plan

Lake Mary, FL – November 26, 2024 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, authentication, anti-counterfeiting, and brand enhancement services, announced today that the Company’s board of directors (the “Board”) approved an extension of its share repurchase plan.

The Board has approved an extension to the expiration date of the 2024 Share Repurchase Authorization to December 31, 2025. The Company may repurchase up to $500,000 of shares of our common stock from time to time as market conditions warrant, subject to legal considerations. The Company may also repurchase shares under a Rule 10b5-1 compliant trading plan. The share buyback authorization does not oblige the Company to acquire any specific number of shares in any period or at all, and may be modified, suspended or discontinued at the discretion of the Board at any time. Purchases may be made on the open market, through block trades and in privately negotiated transactions. The repurchases will be funded from cash generated from operations. The repurchases will be made at management's discretion while maintaining sufficient liquidity to invest in strategic growth initiatives.

Adam Stedham, President and CEO of VerifyMe said “I am pleased with the operational efficiencies we have created within PeriShip. I believe we have significant opportunity to deliver shareholder value through organic and strategic initiatives. The Company wants to have all capital allocation options available to ensure we can optimize both our short and long-term shareholder value creation. I am pleased to see the Board’s continuing commitment to ensuring the company has the resources to fully execute on our strategy.”

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME) provides brand protection and brand enhancement solutions. The company operates an Authentication Segment and a Precision Logistics Segment to provide anti-diversion and anti-counterfeit protection, brand protection and enhancement solutions, as well as specialized logistics for time and temperature sensitive products. VerifyMe serves customers worldwide. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the Company’s share repurchase plan and its ability to provide value to customers and its shareholders. The words “believe,” “can,” “continue,” “may,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, sever climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com